                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           NATIONAL DATA CORPORATION
             (Exact name of registrant as specified in its charter)


               Delaware                               58-0977458
(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)


               National Data Plaza, Atlanta, Georgia    30329-2010
              (Address of Principal Executive Offices)  (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [x]

       Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                Name of Each Exchange on Which Each
    to be so Registered                      Class is to be Registered
---------------------------            -----------------------------------
     _____% Convertible                      New York Stock Exchange
     Subordinated Notes
          due 2003

       Securities to be registered pursuant to Section 12(g) of the Act:
                                      None

ITEM 1.   Descriptions of Registrant's Securities to be Registered.

     A description of the __% Convertible Subordinated Notes due 2003 of National Data Corporation (the "Registrant") registered hereby is set forth under the caption "Description of the Notes" on pages 31 through 42 of the Preliminary Prospectus filed with the Securities and Exchange Commission as part of the Registrants Registration Statement on Form S-3 (Registration No. 333-13653). Such description will be included in a form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference into this Registration Statement.

ITEM 2.   Exhibits.

1. Form of Indenture between the Registrant and The First National Bank of Chicago, as trustee, relating to the _____% Convertible Subordinated Notes due 2003 is incorporated herein by reference from the Registrant's Current Report on Form 8-K dated October 29, 1996, as filed with the Securities and Exchange Commission on October 29, 1996.

2. Form of Registrant's ____% Convertible Subordinated Note due 2003 is incorporated herein by reference from the Registrant's Current Report on Form 8-K dated October 29, 1996, as filed with the Securities and Exchange Commission on October 29, 1996.

3. Certificate of Incorporation of the Registrant, as amended (filed as Exhibit 4(a) to the Registrant's Registration Statement on Form S-8 (Registration No. 333-05427) and incorporated herein by reference).

4. Certificate of Amendment to Certificate of Incorporation of the Registrant, dated October 28, 1996 (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated October 29, 1996, and incorporated herein by reference).

5. Amended Certificate of Designations of the Registrant, dated October 28, 1996 (filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated October 29, 1996, and incorporated herein by reference).


6. Bylaws of the Registrant, as amended (filed as Exhibit 3(ii) to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1991, and incorporated herein by reference).

7. Amendment to Bylaws of the Registrant, as previously amended (filed as Exhibit 3(iii) to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1995, and incorporated herein by reference).

8. Rights Agreement, dated as of January 18, 1991, between the Registrant and Trust Company Bank, as amended on June 18, 1992 to substitute Wachovia Bank of North Carolina, N.A. as Rights Agent (incorporated by reference from
     Exhibit 2 to the Registrant's Registration Statement on Form 8-A as filed on October 5, 1993).

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 28th day of October, 1996.


NATIONAL DATA CORPORATION


By:  /s/ E. Michael Ingram
     ---------------------
     E. Michael Ingram
     General Counsel